Exhibit 16.1



                               July 20, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  HealthRite, Inc.
     File Ref. No. 000-23016

     We have obtained a copy of Form 8-K/A No. 3, the date of such report is May 6, 2000, of HealthRite, Inc,, which Current
Report, includes an Item 4, changes in Registrant's Certifying
Accountant.

     We agree with the statement concerning our firm, however, the second paragraph relating to our report on our audit of financial statements for the year ended December 31, 1999 indicates a going concern modification. Our report contained an explanatory paragraph that expressed substantial doubt about the entity's ability to continue as a going concern.

     With respect to the third paragraph, we did not perform any review or audit procedures with respect to any interim period during 2000.

                            Very truly yours,

                            /s/ Richard A. Eisner & Company, LLP






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